UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 3, 2014 (June 30, 2014)

Veritiv Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36479

Delaware	46-3234977
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6600 Governors Lake Parkway, Norcross, Georgia	30071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 447-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 1, 2014 (the “Closing Date”), in connection with the previously announced spin-off (the “Spin-off”) of International Paper Company’s (“International Paper”) distribution business, xpedx (“xpedx”), and subsequent merger with UWW Holdings, Inc. (“UWWH”), the parent company of Unisource Worldwide, Inc. (“Unisource”) (the “Merger” and together with the Spin-off, the “Transactions”) to form a new publicly traded company, Veritiv Corporation (“Veritiv”) entered into several agreements that set forth the principal actions taken in connection with the Spin-off and that govern the relationship of the parties following the Transactions, including the following:

•	Credit Agreement among Veritiv, xpedx Intermediate, LLC and xpedx, LLC, as borrowers, the several lenders and financial institutions from time to time parties thereto, Bank of America, N.A., as administrative agent and collateral agent for the lenders party thereto, and the other parties thereto

•	U.S. Guarantee and Collateral Agreement among xpedx Intermediate, LLC, the Subsidiary Borrowers and the U.S. Guarantors parties thereto and Veritiv, in favor of Bank of America, N.A., as administrative agent and collateral agent for the Secured Parties (as defined therein)

•	Canadian Guarantee and Collateral Agreement among Unisource Canada, Inc. and the Canadian Guarantors parties thereto, in favour of Bank of America, N.A., as administrative agent and collateral agent for the Secured Parties (as defined therein)

•	Registration Rights Agreement between UWW Holdings, LLC and Veritiv

•	Transition Services Agreement by and between International Paper and Veritiv

•	Tax Receivable Agreement by and among Veritiv and UWW Holdings, LLC

ABL Credit Facility

On the Closing Date, Veritiv entered into a credit agreement (the “ABL Credit Agreement”), under which the banks party thereto will, subject to the terms and conditions set forth therein, provide xpedx, LLC and, following the merger of xpedx Intermediate, LLC with and into Unisource, with Unisource continuing as the surviving company, Unisource (the “Parent Borrower” and, together with xpedx, LLC, the “U.S. Borrowers”) and Unisource Canada Inc. (the “Canadian Borrower” and, together with the U.S. Borrowers, the “Borrower Entities”) with a committed ABL Revolving Facility (the “ABL Facility”). The ABL Facility provides for revolving loans in an aggregate principal amount of up to $1,400.0 million (subject to availability under a borrowing base). The following is a summary of material provisions of the ABL Facility. This summary is qualified in its entirety by reference to the ABL Credit Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The ABL Facility is comprised of four subfacilities: (a) a $1,180.0 million revolving facility to be made available to the U.S. Borrowers; (b) a $70.0 million first-in, last-out facility to be made available to the U.S. Borrowers (such facility, along with the facility described in clause (a), the “U.S. Facilities”); (c) a $140.0 million revolving facility to be made available to the Canadian Borrower; and (d) a $10.0 million first-in, last-out facility made available to the Canadian Borrower (such facility, along with the facility described in clause (c), the “Canadian Facilities”). The ABL Facility is available to be drawn in U.S. dollars, in the case of the U.S. Facilities, and in U.S. dollars or Canadian dollars, in the case of the Canadian Facilities, or in other currencies to be agreed.

Extensions of credit under the ABL Facility are limited by a borrowing base calculated periodically based on specified percentages of the value of eligible inventory and eligible accounts receivable, subject to certain reserves and other adjustments. A portion of the ABL Facility is available for letters of credit and swingline loans. The ABL Facility also permits the Borrower Entities to add one or more incremental term loan facilities to be included in the ABL Facility or one or more revolving credit facility commitments to be included in the ABL Facility. Any such additional incremental facilities or increased commitments shall not exceed $400.0 million in the aggregate.

Maturity; Prepayment

The ABL Facility matures, and the commitments thereunder terminate, five years after the effective date thereof. In addition, the ABL Facility provides for the right of the individual lenders to extend the maturity date of their commitments and loans upon the request of the Borrower Entities and without the consent of any other lender.

The ABL Facility may be prepaid at the Borrower Entities’ option at any time without premium or penalty and is subject to mandatory prepayment if the outstanding ABL Facility exceeds either the aggregate commitments with respect thereto or the current borrowing base, in an amount equal to such excess. Mandatory prepayments do not result in a permanent reduction of the lenders’ commitments under the ABL Facility.

Interest; Fees

The interest rates applicable to the ABL Facility are subject to a pricing grid based on average daily excess availability for the previous fiscal quarter. Customary fees are payable in respect of the ABL Facility.

Covenants

The ABL Facility contains negative covenants limited to the following: limitations on mergers, consolidations and sales of all or substantially all assets; limitations on dividends, investments, acquisitions, prepayment of subordinated debt and other restricted payments; limitations of changes in the nature of business; limitations on the incurrence of debt and guarantees; limitations on liens; limitations on transactions with affiliates; and limitations on negative pledge clauses. Veritiv is subject to a passive holding company covenant. The negative covenants are subject to customary exceptions and also permit mergers, consolidations and sales of all or substantially all assets, dividends, investments, acquisitions, prepayments of subordinated debt and other restricted payments and incurrence of unsecured indebtedness upon satisfaction of a “payment condition.” The payment condition is deemed satisfied upon specified availability exceeding agreed upon thresholds, the absence of specified events of default and (unless certain higher thresholds of specified availability are met) pro forma compliance with a fixed charge coverage ratio of 1.00 to 1.00 on a trailing four-quarter basis. The ABL Facility also contains certain affirmative covenants, including financial and other reporting requirements.

The ABL Facility does not include any financial covenants, other than a springing minimum fixed charge coverage ratio of at least 1.00 to 1.00 on a trailing four-quarter basis, which will be tested only when specified availability is less than the greater of (A) $90 million and (B) 10.0% of the lesser of (x) the then applicable borrowing base and (y) the then total effective commitments under the ABL Facility, and continuing until such time as specified availability has been in excess of such threshold for a period of 20 consecutive calendar days.

Events of Default

The ABL Facility provides for events of default limited to the following: non-payment of principal, interest or fees; violation of covenants; material inaccuracy of representations or warranties; cross default and cross acceleration to other material indebtedness; certain bankruptcy events; certain ERISA events and similar events under Canadian pension laws; material invalidity of guarantees or security interests; material judgments; and change of control.

U.S. Guarantee and Collateral Agreement and Canadian Guarantee and Collateral Agreement

On the Closing Date, Veritiv, the U.S. Borrowers, each of the Borrower Entities’ direct and indirect wholly-owned U.S. restricted subsidiaries, subject to certain exceptions (the “Subsidiary Guarantors” and together with Veritiv and the U.S. Borrowers, the “U.S. Guarantors”), and Bank of America, as ABL Collateral Agent, entered into a Guarantee and Collateral Agreement (the “U.S. Guarantee and Collateral Agreement”) and Unisource Canada, Inc., the Canadian Guarantors time to time party thereto (the “Canadian Guarantors”) and Bank of America, as ABL Collateral Agent, entered into a Canadian Guarantee and Collateral Agreement (the “Canadian Guarantee and Collateral Agreement”).

Pursuant to the terms of U.S. Guarantee and Collateral Agreement and the Canadian Guarantee and Collateral Agreement, (i) each U.S. Guarantor guarantees the U.S. Borrowers’ obligations under the U.S. Facilities, and (ii) each Canadian Guarantor and each U.S. Guarantor guarantee the Canadian Borrower’s obligations under the Canadian Facilities.

Pursuant to the terms of U.S. Guarantee and Collateral Agreement and the Canadian Guarantee and Collateral Agreement, the obligations under the ABL Facility and the guarantees thereof are secured by the following:

•	a perfected first priority (subject to certain permitted liens) security interest in substantially all personal property of the Borrower Entities, Subsidiary Guarantors and the Canadian Guarantors consisting of accounts receivable, credit card receivables, other receivables, inventory, cash, deposit accounts, securities and commodity accounts, documents, supporting obligations, books and records related to the foregoing, general intangibles evidencing, governing, securing or otherwise relating to the foregoing, other property that is customarily treated as priority collateral for similar asset-based lending facilities, and proceeds (including insurance proceeds) of the foregoing, subject to certain exclusions (collectively, the “ABL Priority Collateral”) and

•	a security interest in substantially all tangible and intangible assets of the Borrower Entities, Subsidiary Guarantors and the Canadian Guarantors other than ABL Priority Collateral and all capital stock held by Veritiv, including pledges of the capital stock of the Borrower Entities, the Subsidiary Guarantors and the Canadian Guarantors and the capital stock of each direct, wholly-owned material restricted subsidiary owned by any of the foregoing (limited, in the case of non-U.S. subsidiaries of U.S. Guarantors, to 65% of such capital stock), security interest in, and mortgages on equipment, general intangibles, investment property, intellectual property, material fee-owned real property, intercompany notes, and proceeds of the foregoing, subject to certain exclusions, which may be second in priority (subject to an intercreditor agreement) to the extent the Borrower Entities have incurred obligations secured by a first priority lien on such collateral.

A copy of the U.S. Guarantee and Collateral Agreement is attached as Exhibit 10.2 hereto and incorporated herein by reference. The foregoing description of the U.S. Guarantee and Collateral Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement.

A copy of the Canadian Guarantee and Collateral Agreement is attached as Exhibit 10.3 hereto and incorporated herein by reference. The foregoing description of the Canadian Guarantee and Collateral Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement.

Registration Rights Agreement

In connection with the Transactions, on the Closing Date, Veritiv entered into a registration rights agreement (the “Registration Rights Agreement”) with UWW Holdings, LLC (the “UWWH Stockholder). The following is a summary of material provisions of the Registration Rights Agreement. This summary is qualified in its entirety by reference to the full text of the Registration Rights Agreement which is included as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference. The registration of shares of Veritiv’s common stock pursuant to the exercise of registration rights described below would enable the holders to trade these shares, without restriction under the Securities Act when the applicable registration statement is deemed effective. Veritiv will pay the registration expenses, other than underwriting discounts and commissions, of the shares registered pursuant to the demand and piggyback registrations described below.

Pursuant to the terms of the Registration Rights Agreement, the UWWH Stockholder may transfer Veritiv’s common stock to one or more of its affiliates or equityholders and may exercise registration rights on behalf of such transferees if such transferees become a party to the Registration Rights Agreement.

The demand rights described below will commence 180 days after the distribution date. Veritiv is not required to effect more than one demand registration in any 150-day period or more than two demand registrations in any 365-day period. If Veritiv believes that a registration or an offering would materially affect a significant transaction or would require it to disclose confidential information which it in good faith believes would be adverse to its interest, then Veritiv may delay a registration or filing for no more than 120 days in a 360-day period. Generally, in an underwritten offering, the managing underwriter, if any, has the right, subject to market conditions, to limit the number of shares such holders may include.

Demand Registration Rights. Under the terms of the Registration Rights Agreement, the UWWH Stockholder on behalf of the holders of shares of Veritiv’s common stock that are party to the Registration Rights Agreement, under certain circumstances and provided certain thresholds described in the Registration Rights Agreement are met may make a written request to Veritiv for the registration of the offer and sale of all or part of the shares subject to such registration rights, or Registrable Securities, provided that the Registrable Securities to be registered under a “long-form” registration on Form S-1 have an aggregate market value, based upon the offering price to the public, equal to at least $40 million. Veritiv may be required to make up to three long-form registrations, which may also include shelf registrations. If Veritiv is eligible to file a registration statement on Form S-3 or any successor form with similar “short-form” disclosure requirements, the UWWH Stockholder on behalf of holders of Registrable Securities may make a written request to Veritiv for the registration of the offer and sale of all or part of the Registrable Securities provided that the Registrable Securities to be registered under such short-form registration have an aggregate market value, based upon the offering price to the public, equal to at least $15 million. The Registration Rights Agreement also provides for “take down” offerings, provided that the Registrable Securities proposed to be offered have an aggregate market value, based on the offering price to the public, equal to at least $15 million.

Piggyback Registration Rights. If Veritiv registers the offer and sale of its common stock (other than pursuant to a demand registration or in connection with registration on Form S-4 and Form S-8 or any successor or similar forms, or relating solely to the sale of debt or convertible debt instruments) either on its behalf or on the behalf of other security holders, the holders of the Registrable Securities under the Registration Rights Agreement are entitled to include their Registrable Securities in the registration. The managing underwriters of any underwritten offering may limit the number of Registrable Securities included in the underwritten offering if the underwriters believe that including these shares would have a materially adverse effect on the offering. If the number of Registrable Securities is limited by the managing underwriter, the securities to be included first in the registration will depend on whether Veritiv or certain holders of Veritiv’s securities initiate the Piggyback registration. If Veritiv initiates the Piggyback registration, Veritiv is required to include in the offering (i) first, the securities it proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder and (iii) third, any other shares of common stock requested to be included. If holders of common stock other than the Registrable Securities initiated the Piggyback registration, Veritiv is required to include in the offering (i) first, the shares of common stock other than the Registrable Securities and the Registrable Securities requested to be included in such registration, pro rata among holders of such shares of common stock and the Registrable Securities on the basis of the number of Registrable Securities owned by each such holder and (ii) second, any other shares of common stock requested to be included.

Amendment and Waiver. The Registration Rights Agreement may be amended, extended, terminated or waived only by an agreement in writing signed by each of the parties. Any party to the Registration Rights Agreement may waive any right thereunder, as to itself, by an instrument in writing signed by such party. The failure of any party to the Registration Rights Agreement to enforce any provision does not operate as a waiver thereof.

Board of Directors Matters. Upon the UWWH Stockholder and its affiliates in the aggregate ceasing to hold at least 3% of the outstanding shares of Veritiv common stock and equity securities issued in respect of such Veritiv common stock, any individual nominated by the UWWH Stockholder to the Veritiv board of directors is required to promptly tender his or her resignation to the Veritiv board of directors and will not remain a director of Veritiv, unless a majority of the Veritiv board of directors affirmatively votes not to accept such director’s resignation.

Restrictions on Acquisitions of Common Stock by the UWWH Stockholder. Commencing on the Closing Date and ending on the second anniversary of the Closing Date, the UWWH Stockholder is not permitted to acquire any shares of Veritiv common stock other than shares of Veritiv common stock issued in respect to outstanding shares of Veritiv common stock by way of stock dividend or stock split or in connection with a combination or exchange of shares, recapitalization, merger, consolidation or other reorganization. If, prior to the second anniversary of the Closing Date, the UWWH Stockholder desires to transfer shares of Veritiv common stock to a permitted transferee, as a condition to the transfer, the transferee must enter into an agreement with Veritiv to be bound by the restriction on acquiring any shares of Veritiv common stock, as described above.

Tax Receivable Agreement

In connection with the Transactions, on the Closing Date, Veritiv entered into a tax receivable agreement (the “Tax Receivable Agreement”) with the UWWH Stockholder. The following is a summary of material provisions of the Tax Receivable Agreement. This summary is qualified in its entirety by reference to the Tax Receivable Agreement, which is included as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

The Tax Receivable Agreement sets forth the terms by which Veritiv generally will be obligated to pay the UWWH Stockholder an amount equal to 85% of the U.S. federal, state and Canadian income tax savings, if any, that Veritiv actually realizes as a result of the utilization of Unisource’s net operating losses attributable to taxable periods prior to the date of the Merger.

For purposes of the Tax Receivable Agreement, Veritiv’s income tax savings will generally be computed by comparing Veritiv’s actual aggregate U.S. federal, state and Canadian income tax liability for taxable periods (or portions thereof) beginning after the date of the Merger to the amount of Veritiv’s aggregate U.S federal, state and Canadian income tax liability for taxable periods (or portions thereof) beginning after the date of the Merger had Veritiv not been able to utilize Unisource’s net operating losses attributable to taxable periods prior to the date of the Merger. Veritiv will pay to the UWWH Stockholder an amount equal to 85% of such tax savings, plus interest at a rate of LIBOR plus 1.00%, computed from the earlier of the date that Veritiv filed its U.S. federal income tax return for the applicable taxable year and the date that such tax return was due (without extensions) until payments are made. Under the Tax Receivable Agreement, the UWWH Stockholder will not be required to reimburse Veritiv for any payments previously made if such tax benefits are subsequently disallowed or adjusted (although future payments under the Tax Receivable Agreement would be adjusted to the extent possible to reflect the result of such disallowance or adjustment).

If Unisource ceases to be includable in Veritiv’s affiliated group of corporations for U.S. federal income tax purposes, Veritiv shall cause the parent of the affiliated group of corporations that includes Unisource to enter into an agreement with the UWWH Stockholder that is substantially similar to the Tax Receivable Agreement. In addition, Veritiv shall cause any indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of Veritiv to assume and agree to perform the obligations under the Tax Receivable Agreement in the same manner that Veritiv would be required to perform had no succession occurred.

The Tax Receivable Agreement provides that in the event Veritiv breaches any of its material obligations by operation of law as a result of the rejection of it in a case commenced under the United States Bankruptcy Code, then all obligations under the Tax Receivable Agreement will be accelerated. If Veritiv does not timely make payments under the Tax Receivable Agreement for any reason, except as described below, such payments will accrue interest at a rate of LIBOR plus 5.00% per annum until paid. The Tax Receivable Agreement provides that Veritiv is permitted to defer payments under the Tax Receivable Agreement if such payments (or payments to Veritiv from its subsidiaries to allow Veritiv to make such payments) are not permitted pursuant to the terms of Veritiv’s or its direct or indirect subsidiary’s debt agreements. Any payment so deferred shall accrue interest at a rate of LIBOR plus 1.00% per annum until paid.

The UWWH Stockholder and later beneficiaries of the Tax Receivable Agreement are permitted to assign or transfer their rights thereunder, provided that in certain circumstances the transferor must notify Veritiv of the proposed transfer, including its terms, and Veritiv will have a right to acquire the transferred interest on such terms.

The Tax Receivable Agreement will be binding on and inure to the benefit any permitted assignees of the UWWH Stockholder and to any successors to any of the parties of the Tax Receivable Agreement to the same extent as if such permitted assignee or successor had been an original party to the Tax Receivable Agreement. The Tax Receivable Agreement may be amended only by a written instrument signed by each of the parties. Any provision of the Tax Receivable Agreement may be waived only if such waiver is in writing and signed by the party against whom the waiver is to be effective.

Transition Services Agreement

In connection with the Transactions, on the Closing Date, Veritiv entered into a transition services agreement (the “Transition Services Agreement”) with International Paper. The following is a summary of material provisions of the Transition Services Agreement. This summary is qualified in its entirety by reference to the Transition Services Agreement, which is included as Exhibit 10.6 to this Current Report on Form 8-K and incorporated herein by reference.

The Transition Services Agreement sets forth the terms and conditions for the provision by each of International Paper and Veritiv of services to the other, from and following the Closing Date. A party providing a service is referred to as the service provider and a party receiving a service is referred to as the service recipient.

The term of the Transition Services Agreement extends for a period of up to one year from the Closing Date, and, subject to certain fee increases and obtaining any necessary consents, can be extended for up to a total of two years from the Closing Date at the election of the service recipient. Individual services provided under the agreement may terminate earlier in accordance with the schedules to the Transition Services Agreement or, in most cases, at the option of the service recipient. The period during which services are provided is referred to as the transition period. The fees to be paid by Veritiv under the Transition Services Agreement for the one-year period from the Closing Date are estimated to be approximately $40 million.

The services expected to be performed by International Paper will relate generally to the following areas, among others:

•	Real estate services, including lease administration and transaction management;

•	Finance and accounting services, including accounts receivable services;

•	Network optimization services; and

•	Information technology services, including data center, WAN, remote access, facility support, messaging, internet, document management, telecom, support and other services.

In addition, each of Veritiv and International Paper is generally entitled to obtain additional services from the other if those services are needed by the service recipient and were provided to it by the service provider prior to the Closing (or, in the case of services to be received by Veritiv, are services it cannot obtain on commercially reasonable terms from third parties and that are provided by International Paper to its other businesses).

However, the parties have agreed that International Paper is not required to provide certain services related to information technology, finance, accounting, sourcing and procurement, tax, legal and compliance, government relations, investor relations, risk management, human resource and treasury functions. Within 90 days after the Closing Date, the parties will consult regarding the terms of and a plan for the service migration.

The Transition Services Agreement may be amended only by a written instrument signed by each of the parties, and any right may be waived only in a written instrument signed by the party against whom the waiver is to be effective. No failure or delay by any party to the Transition Services Agreement to exercise a right operates as a waiver thereof.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On the Closing Date, pursuant to the Contribution and Distribution Agreement, dated as of January 28, 2014 (as amended, the “Distribution Agreement”), by and among International Paper, Veritiv, UWWH and the UWWH Stockholder, International Paper transferred its business-to-business printing, packaging and facility supplies and equipment distribution business, described in International Paper’s public filings as the “xpedx” segment, to Veritiv (the “Contribution”) in consideration for a special payment to International Paper of $400 million, and 8,160,000 shares of Veritiv, which shares were distributed on the Closing Date to International Paper’s stockholders.

On the Closing Date, pursuant to the Agreement and Plan of Merger, dated as of January 28, 2014, by and among International Paper, Veritiv, xpedx Intermediate, LLC (“xpedx Intermediate”), xpedx, LLC (“xpedx”), the UWWH Stockholder, UWWH and Unisource, (as amended, the “Merger Agreement”), UWWH, the parent company of Unisource, a distributor of printing and business paper products, packaging supplies and equipment and facility supplies and equipment, merged with Veritiv with Veritiv continuing as the surviving company. As a result of the Merger, the UWWH Stockholder received 7,840,000 shares of Veritiv common stock, representing approximately 49% of the outstanding shares of Veritiv common stock.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K concerning the ABL Facility is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

On the Closing Date, Veritiv issued 7,840,000 shares of its common stock, par value $0.01 per share, to the UWWH Stockholder in consideration of the Merger. This issuance was exempt from registration under the Securities Act of 1933 pursuant to Section 4(a)(2) thereof because the issuance did not involve any public offering of securities.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2014, C. Cato Ealy, Carol L. Roberts and Sharon R. Ryan resigned from the Board of Directors (the “Board”) of Veritiv, effective immediately.

On June 30, 2014, Mary A. Laschinger and Daniel T. Henry, the remaining members of the Board immediately following the resignations noted above, elected Allan R. Dragone, Jr., Tracy A. Leinbach, Seth A. Meisel, William E. Mitchell, Michael P. Muldowney, Charles G. Ward, III and John J. Zillmer as directors, effective immediately. Messrs. Muldowney and Ward and Ms. Leinbach have been named members of the Audit and Finance Committee. They will be joined by Mr. Henry who was named as a member of the Audit and Finance Committee on June 17, 2014. Messrs. Henry, Meisel, Muldowney and Zillmer have been named members of the Compensation and Leadership Development Committee. Messrs. Meisel, Ward, Zillmer and Ms. Leinbach have been named members of the Nominating and Governance Committee. Mr. Mitchell has been named as the presiding director of the Board.

As non-management directors, Messrs. Dragone, Henry, Meisel, Mitchell, Muldowney, Ward, Zillmer and Ms. Leinbach will be eligible to receive compensation in respect of their services to the Board, including any additional cash stipends for service as chairman of a committee or as the presiding director. The expected compensation to be paid to non-employee directors of the Board is disclosed in the Registration Statement.

As described in the Registration Statement, in connection with the signing of the Merger Agreement, UWWH and Allan R. Dragone, Jr., the former Chief Executive Officer of UWWH, entered into a Consulting and Non-Competition Agreement governing the terms and conditions of Mr. Dragone’s anticipated role as a consultant with the combined company following the Closing Date. In connection with the Closing Date, UWWH and Mr. Dragone have entered into a Separation and Non-Competition Agreement which supersedes the Consulting and Non-Competition Agreement. The terms of the Separation and Non-Competition Agreement are substantially the same as the terms of the Consulting and Non-Competition Agreement, except that (1) Mr. Dragone is no longer obligated to provide consulting services following the Closing Date (other than limited cooperation services for which Veritiv may call on Mr. Dragone from time to time), and (2) the $3 million in payments that would have been paid to Mr. Dragone as a consulting fee under the Consulting and Non-Competition Agreement will be paid to Mr. Dragone as additional severance pay.

On June 30, 2014, International Paper, as sole stockholder of Veritiv Corporation prior to the Spin-off, approved the Veritiv Corporation 2014 Omnibus Incentive Plan (the “Omnibus Incentive Plan”) by written consent. The Board of Veritiv had previously adopted the Omnibus Incentive Plan on the same date, subject to stockholder approval. The total number of shares of Veritiv Common Stock that may be issued under the Omnibus Incentive Plan, subject to certain adjustment provisions, is 2,080,000 shares. The Company may grant options, SARs, stock purchase rights, restricted shares, restricted stock units, dividend equivalents, deferred share units, performance shares, performance units and other equity-based awards under the Omnibus Incentive Plan. Awards may be granted under the Omnibus Incentive Plan to any employee, director, consultant or other service provider of Veritiv or a subsidiary of Veritiv.

The foregoing description of the Omnibus Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Omnibus Incentive Plan which is filed with this Current Report on Form 8-K as Exhibit 10.8 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 1, 2014, Veritiv amended and restated its Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) and amended and restated its Bylaws (the “Amended and Restated Bylaws”). A description of the material terms of each can be found in the section of the Registration Statement entitled “Description of Capital Stock,” and is incorporated herein by reference. In addition, the descriptions of the foregoing are qualified in their entirety by reference to the complete terms and conditions of Veritiv’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, which are attached as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K were filed with Veritiv’s Registration Statement on Form S-1, as amended (File No. 333-193950) (the “Registration Statement”) and are incorporated herein by reference.

(b) Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K was filed with the Registration Statement and is incorporated herein by reference.

(d) Exhibits

The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Veritiv Corporation.

3.2	Amended and Restated Bylaws of Veritiv Corporation.

10.1	Credit Agreement among Veritiv Corporation, xpedx Intermediate and xpedx LLC, as borrowers, the several lenders and financial institutions from time to time parties thereto, Bank of America, N.A., as administrative agent and collateral agent for the lenders party thereto, and the other parties thereto, together with the ABL Joinder Agreement, dated as of July 1, 2014, made by Unisource Worldwide, Inc. and Unisource Canada, Inc. for the benefit of the Lenders under the Credit Agreement.

10.2	U.S. Guarantee and Collateral Agreement among xpedx Intermediate, the Subsidiary Borrowers and the U.S. Guarantors parties thereto and Veritiv Corporation, in favor of Bank of America, N.A., as administrative agent and collateral agent for the Secured Parties (as defined therein), together with the Assumption and Supplemental Agreement, dated as of July 1, 2014, made by Veritiv Corporation, Alco Realty, Inc., Graph Comm Holdings International, Inc., Graphic Communications Holdings, Inc., Paper Corporation of North America, Unisource International Holdings, Inc., Unisource International Holdings Poland, Inc., and Unisource Worldwide, Inc., in favor of Bank of America, N.A., as collateral agent and as administrative agent.

10.3	Canadian Guarantee and Collateral Agreement among Unisource Canada, Inc. and the Canadian Guarantors parties thereto, in favour of Bank of America, N.A., as administrative agent and collateral agent for the Secured Parties (as defined therein).

10.4	Registration Rights Agreement between UWW Holdings, LLC and Veritiv Corporation.

10.5	Tax Receivable Agreement by and among Veritiv Corporation and UWW Holdings, LLC.

10.6	Transition Services Agreement by and between International Paper Company and Veritiv Corporation.

10.7	Separation Agreement, dated as of June 30, 2014, between UWW Holdings, Inc. and Allan R. Dragone.

10.8	Veritiv Corporation Omnibus Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERITIV CORPORATION

By:	/s/ Mark W. Hianik
Name: Mark W. Hianik Title: Senior Vice President, General Counsel and Corporate Secretary

Date: July 3, 2014

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Veritiv Corporation.

3.2	Amended and Restated Bylaws of Veritiv Corporation.

10.1	Credit Agreement among Veritiv Corporation, xpedx Intermediate and xpedx LLC, as borrowers, the several lenders and financial institutions from time to time parties thereto, Bank of America, N.A., as administrative agent and collateral agent for the lenders party thereto, and the other parties thereto, together with the ABL Joinder Agreement, dated as of July 1, 2014, made by Unisource Worldwide, Inc. and Unisource Canada, Inc. for the benefit of the Lenders under the Credit Agreement.

10.2	U.S. Guarantee and Collateral Agreement among xpedx Intermediate, the Subsidiary Borrowers and the U.S. Guarantors parties thereto and Veritiv Corporation, in favor of Bank of America, N.A., as administrative agent and collateral agent for the Secured Parties (as defined therein), together with the Assumption and Supplemental Agreement, dated as of July 1, 2014, made by Veritiv Corporation, Alco Realty, Inc., Graph Comm Holdings International, Inc., Graphic Communications Holdings, Inc., Paper Corporation of North America, Unisource International Holdings, Inc., Unisource International Holdings Poland, Inc., and Unisource Worldwide, Inc., in favor of Bank of America, N.A., as collateral agent and as administrative agent.

10.3	Canadian Guarantee and Collateral Agreement among Unisource Canada, Inc. and the Canadian Guarantors parties thereto, in favour of Bank of America, N.A., as administrative agent and collateral agent for the Secured Parties (as defined therein).

10.4	Registration Rights Agreement between UWW Holdings, LLC and Veritiv Corporation.

10.5	Tax Receivable Agreement by and among Veritiv Corporation and UWW Holdings, LLC.

10.6	Transition Services Agreement by and between International Paper Company and Veritiv Corporation.

10.7	Separation Agreement, dated as of June 30, 2014, between UWW Holdings, Inc. and Allan R. Dragone.

10.8	Veritiv Corporation Omnibus Incentive Plan.